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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 8, 1996
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                          BIO-TECHNOLOGY GENERAL CORP.
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             (Exact name of registrant as specified in its charter)


         Delaware                  0-15313                  13-3033811
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(State or other jurisdiction     (Commission               (IRS Employer
     of incorporation)           File Number)            Identification No.)


           70 Wood Avenue South, Iselin, New Jersey          08830
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           (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: (908) 632-8800
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     On December 1, 1994, Genentech, Inc. ("Genentech") filed a lawsuit against Bio-Technology General Corp. ("BTG") in the United States District Court for the District of Delaware alleging that BTG's importation of BTG's human growth hormone ("hGH") infringed two Genentech process patents. In January 1995, BTG commenced an action against Genentech in the United States District Court for the Southern District of New York seeking, among other things, declaratory judgments as to the non-infringement, invalidity and unenforceability of such Genentech patents. The Delaware action was consolidated with the New York action, and in August 1995 the United States District Court for the Southern District of New York granted a preliminary injunction prohibiting the commercial introduction in the United States of BTG's hGH.

     BTG appealed to the United States Court of Appeals for the Federal Circuit and, on April 8, 1996, that court affirmed the preliminary injunction obtained by Genentech prohibiting the commercial introduction of BTG's hGH in the United States, finding that Genentech had established before the District Court a reasonable likelihood of success on the merits of its patent infringement claim. The case now returns to the Federal District Court in New York for further proceedings and trial.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    BIO-TECHNOLOGY GENERAL CORP.

Date:  April 9, 1996                                 By /s/ SIM FASS
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                                                       Sim Fass
                                                       President and Chief
                                                         Executive Officer
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